EXHIBIT 4.1

RYDER VEHICLE LEASE TRUST [___]-[_]
[___]% Asset Backed Notes, Class A-1
[___]% Asset Backed Notes, Class A-2a
[LIBOR +] [___]% Asset Backed Notes, Class A-2b
[___]% Asset Backed Notes, Class B-1
[                                      & nbsp; ],
as Indenture Trustee,
and
RYDER VEHICLE LEASE TRUST [___]-[_],
as Issuer

INDENTURE
Dated as of [                    ]

TRUST INDENTURE ACT CROSS-REFERENCE CHART
(this chart is not a part of this Indenture)

TIA Section	Indenture Reference
310(a)(1)	6.08, 6.11
310(a)(2)	6.11
310(a)(3)	6.10(b)
310(a)(4)	Not Applicable
310(a)(5)	6.11
310(b)	6.11
310(c)	Not Applicable
311(a)	6.15
311(b)	6.15
311(c)	Not Applicable
312(a)	7.01, 7.02(a)
312(b)	7.02(b)
312(c)	7.02(c)
313(a)	7.03
313(b)	7.03
313(c)	7.03
313(d)	7.03
314(a)	3.09
314(b)	3.06
314(c)(1)	11.01(a)
314(c)(2)	11.01(a)
314(c)(3)	Not Applicable
314(d)	3.09(a), 8.06, 11.01(b)
314(e)	11.01(a)
315(a)	6.01(b)
315(b)	6.05
315(c)	6.01(a)
315(d)	6.01(c)
315(d)(1)	6.01(b), 6.01(c)(i)
315(d)(2)	6.01(c)(ii)
315(d)(3)	6.01(c)(iii)
315(e)	5.13
316(a)	5.11; 5.12
316(a)(1)(A)	5.11
316(a)(1)(B)	5.12
316(a)(2)	Not Applicable
316(b)	5.07
316(c)	5.06(b)
317(a)(1)	5.03(a), 5.03(b)
317(a)(2)	5.03(d)
317(b)	3.03
318(a)	11.19

i

Page
Section 6.08 Replacement of Indenture Trustee. Noteholders holding not less than a majority of the Controlling Class may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer, and following such removal may appoint a successor Indenture Trustee	50
Section 6.09 Successor Indenture Trustee by Merger	51
Section 6.10 Appointment of Co-Trustee or Separate Trustee	51
Section 6.11 Eligibility; Disqualification	53
Section 6.12 Trustee as Holder of the [____]-[_] SUBI Certificate	53
Section 6.13 Representations and Warranties of Indenture Trustee	53
Section 6.14 Furnishing of Documents	53
Section 6.15 Preferential Collection of Claims Against the Issuer	54

ARTICLE SEVEN
NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01 Issuer to Furnish Indenture Trustee Noteholder Names and Addresses	54
Section 7.02 Preservation of Information; Communications to Noteholders	54
Section 7.03 Reports by Indenture Trustee	54

ARTICLE EIGHT
ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01 Collection of Money	54
Section 8.02 Accounts	55
Section 8.03 Payment Date Certificate	56
Section 8.04 Disbursement of Funds	58
Section 8.05 General Provisions Regarding Accounts	60
Section 8.06 Release of Trust Estate	61
Section 8.07 [Swap Agreement Provisions]	61

ARTICLE NINE
SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Noteholders	63
Section 9.02 Supplemental Indentures With Consent of Noteholders	64
Section 9.03 Execution of Supplemental Indentures	65
Section 9.04 Effect of Supplemental Indenture	66
Section 9.05 Reference in Notes to Supplemental Indentures	66

INDENTURE
     This Indenture, dated as of [                    ], is between the Ryder Vehicle Lease Trust [___]-[_], a Delaware statutory trust (the “Issuer”), and [                    ], a national banking association, as trustee (the Indenture Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s (i) [___]% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), (ii) [___]% Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), (iii) [LIBOR +] [___]% Asset Backed Notes, Class A-2b (the “Class A-2b Notes,” and together with the Class A-1 Notes and Class A-2a Notes, the “Class A Notes”) and (iv) [___]% Asset Backed Notes, Class B-1 (the “Class B-1 Notes”, and together with the Class A Notes, the “Notes”):
GRANTING CLAUSE
     The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, [to secure the payment of all amounts payable by the Issuer to the Swap Counterparty under the Swap Agreement] and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders [and the Swap Counterparty], all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”), in each case as such terms are defined herein.
     The Indenture Trustee, as trustee on behalf of the Noteholders [and the Swap Counterparty], acknowledges the foregoing Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and effectively protected.

ARTICLE ONE
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement or the Administration Agreement, as the case may be. Whenever used herein, unless the context otherwise requires, the following words and phrases have the following meanings:
     “[___]-[_] Lease” has the meaning set forth in the SUBI Trust Agreement.
     “[___]-[_] SUBI Assets” has the meaning set forth in the SUBI Trust Agreement
     “[___]-[_] SUBI Certificate” has the meaning set forth in the SUBI Trust Agreement.
     “[___]-[_] SUBI Collection Account” has the meaning set forth in the Origination Trust Agreement.
     “Accounts” means the Note Distribution Account and the Reserve Fund.
     “Accrual Period” means, with respect to any Payment Date and (i) the Class A-1 Notes [and the Class A-2b Notes], the period from and including the preceding Payment Date (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date) to but excluding the current Payment Date and (ii) the Class A-2a Notes and the Class B-1 Notes, the period from and including the [15th] day of the month in which the preceding Payment Date occurred (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date) to and including the [14th] day of the month in which such Payment Date occurs.
     “Act” has the meaning set forth in Section 11.03(a).
     “Administration Agreement” means the Basic Administration Agreement, as supplemented by the [___]-[_] administration supplement, dated as of [                    ], among the parties to the Basic Administration Agreement, as amended or supplemented from time to time with respect to the [___]-[_] SUBI.
     “Administration Fee” has the meaning set forth in the Administration Agreement.
     “Administrative Agent” means Ryder, as Administrative Agent under the Administration Agreement.
     “Administrative Agent Default” has the meaning set forth in the Administration Agreement.
     “Administrator” means the Administrator, or any successor Administrator under the Issuer Administration Agreement.
     “Advance” has the meaning set forth in the Administration Agreement.

     “Affiliate” has the meaning set forth in the Origination Trust Agreement.
     “Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.
     “Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.
     “Authorized Officer” means, with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Issuer Administration Agreement is in effect, any of the following officers of the Administrator, each of whom is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Issuer Administration Agreement: the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary.
     “Available Funds” means, for any Payment Date and the related Collection Period, the sum of the following amounts: (i) SUBI Collections, (ii) Advances, [(iii) Swap Payments Incoming and any Swap Termination Payment made by the Swap Counterparty to the Issuer, to the extent not used to enter into a replacement swap agreement] and (iv) in the case of an Optional Purchase, the Optional Purchase Price.
     “Available Funds Shortfall Amount” means, for any Payment Date and the related Collection Period, the amount, if any, by which Securityholder Available Funds is less than the amount necessary to make the distributions in clauses (i) through (iii) of Section 8.04(a), except that the Optimal Principal Distributable Amount rather than the Quarterly Principal Distributable Amount shall be used for purposes of clause (iii).
     “Available Principal Distribution Amount” means, for any Payment Date and the related Collection Period, an amount equal to the sum of (i) the amount of Available Funds remaining after the Administrative Agent has been paid the Payment Date Advance Reimbursement and the Administration Fee, [the Swap Counterparty has been paid any Swap Payments Outgoing and any Senior Swap Termination Payment] and after accrued interest has been paid on the Notes and (ii) the Reserve Fund Draw Amount, if any, remaining after interest has been paid on the Notes.
     “Back-up Security Agreement” means the back-up security agreement, dated as of [                    ], among Ryder, the Origination Trust, RTR I LP, the Transferor, the Issuer and the Indenture Trustee, as amended or supplemented from time to time.
     “Basic Administration Agreement” means the administration agreement, dated as of February 1, 1998, among the UTI Beneficiaries, the Origination Trust, and Ryder, as administrative agent and maintenance provider, as amended from time to time.
     “Basic Documents” has the meaning set forth in the SUBI Trust Agreement.

     “Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of [Delaware, Florida, Minnesota, Illinois or New York] are authorized or obligated by law, executive order or government decree to be closed.
     “Certificate Distribution Amount” means, as of any Payment Date, the amount being distributed to the Trust Certificateholders on such Payment Date.
     “Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes and the Class B-1 Notes.
     “Class A-1 Interest Rate” means [___]% per annum (computed on the basis of the actual number of days elapsed divided by 360).
     “Class A-2a Interest Rate” means [___]% per annum (computed on the basis of a 360-day year of twelve 30-day months).
     “Class A-2b Interest Rate” means [LIBOR +] [___]% per annum (computed on the basis of the actual number of days elapsed divided by 360).
     “Class B-1 Interest Rate” means [___]% per annum (computed on the basis of a 360-day year of twelve 30-day months).
     “Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.
     “Class A-2a Note Balance” means, as of any date, the Initial Class A-2a Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2a Notes.
     “Class A-2b Note Balance” means, as of any date, the Initial Class A-2b Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2b Notes.
     “Class B-1 Note Balance” means, as of any date, the Initial Class B-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class B-1 Notes.
     “Clearing Agency “ means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.
     “Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
     “Closing Date” means [___].
     “Code” means the Internal Revenue Code of 1986, as amended.

     “Collateral” has the meaning set forth in the Granting Clause.
     “Collection Period” has the meaning set forth in the Administration Agreement.
     “Commission” means the U.S. Securities and Exchange Commission, and its successors.
     “Control Agreement” means the control agreement, dated as of [                    ], among the Transferor, the Issuer, the Indenture Trustee and [                    ], as securities intermediary, as amended or supplemented from time to time.
     “Controlling Class” shall mean, with respect to any Outstanding Notes, (i) collectively, the Class A-1 Notes, Class A-2a Notes and Class A-2b Notes (voting together as a single Class) as long as any such class is outstanding, and (ii) thereafter the Class B-1 Notes as long as any Class B-1 Notes are Outstanding (excluding, in each case, Notes held by the Transferor, the Issuer, the Administrator or any of their Affiliates).
     “Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at [                                         ]; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Issuer).
     “Cutoff Date” means [                    ] as of the opening of business.
     “Default” means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.
     “Definitive Note” means a definitive fully registered Note.
     “Deposit Date” means, for as long as the Monthly Remittance Condition is satisfied, the fifth Business Day following the end of each calendar month of the related Collection Period, or, in the case of the calendar month of a Collection Period immediately preceding a Payment Date, on the Business Day immediately preceding that Payment Date.
     “Depository Agreement” means the agreement among the Issuer, the Indenture Trustee and DTC, as the initial Clearing Agency, dated as of [                    ], substantially in the form of Exhibit B.
     “Disposition Expenses” has the meaning set forth in the Administration Agreement.
     “Distribution Account” has the meaning set forth in the Trust Agreement.
     “DTC” means The Depository Trust Company, and its successors.
     “Eligible Account” means an account maintained with a depository institution or trust company (i) (a) the short-term unsecured debt obligations of which have the Required Deposit Rating or (b) having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and (ii) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Excess Amounts” means, as of any Payment Date, the amount remaining after the distributions from the [___]-[_] SUBI Collection Account provided for in clauses (i) through (iii) of Section 8.04(a), in the amount and priority set forth therein, have been made.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Executive Officer” means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depository institution, and (ii) any partnership, any general partner thereof.
     “Financial Asset” means each item of property credited to the Reserve Fund and treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC in accordance with Section 2.02 of the Control Agreement.
     “Fitch” means Fitch, Inc., and its successors.
     “Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
     “Holder” has the meaning set forth in the Origination Trust Agreement.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indenture Default” has the meaning set forth in Section 5.01.
     “Indenture Trustee” has the meaning set forth in the preamble.
     “Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
     “Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b), made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.
     “Initial Class A-1 Note Balance” means $[                    ].
     “Initial Class A-2a Note Balance” means $[                    ].
     “Initial Class A-2b Note Balance” means $[                    ].
     “Initial Class B-1 Note Balance” means $[                    ].
     “Initial Note Balance” means each of the Initial Class A-1 Note Balance, the Initial Class A-2a Note Balance, the Initial Class A-2b Note Balance and the Initial Class B-1 Note Balance, as applicable.
     “Interest Rate” means the Class A-1 Interest Rate, Class A-2a Interest Rate, Class A-2b Interest Rate, Class B-1 Interest Rate or the Overdue Interest Rate, as applicable.
     [“ISDA” means the International Swaps and Derivatives Association, Inc.]
     “Issuer” means the Ryder Vehicle Lease Trust [___]-[_], until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.
     “Issuer Administration Agreement” means the issuer administration agreement, dated as of [                    ], among the Administrator, the Issuer, the Transferor and the Indenture Trustee, as amended or supplemented from time to time.
     “Issuer SUBI Certificate Transfer Agreement” means the issuer SUBI certificate transfer agreement, dated as of [                    ], between the Transferor, as transferor, and the Issuer, as transferee, as amended or supplemented from time to time.
     “Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.
     [“LIBOR” means the rate per annum of deposits in United States dollars having a [one-month][three-month] maturity that appears on Reuters Screen LIBOR01 Page as of the LIBOR Determination Date. In the event that no rate for [one-month][three-month] dollar deposits appears on Reuters Screen LIBOR01 Page on the applicable LIBOR Determination Date, LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which [one-month][three-month] dollar deposits are offered to the prime banks in the London interbank market by four major banks in that market selected by the Indenture Trustee as of the LIBOR Determination Date and time specified above. If fewer than two quotations are provided by such banks, then LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which [one-month][three-month] loans in United States dollars are offered to leading European banks by three major banks in New York City selected by the Indenture Trustee as of 11:00 a.m. New York City time on the applicable LIBOR Determination Date. If no such quotation can be obtained, LIBOR for such Payment Date will be LIBOR for the prior Payment Date.]
     “LIBOR Determination Date” means approximately 11:00 a.m. London time, two London business days prior to the Payment Date immediately preceding such Payment Date (or, in the case of the initial Payment Date, two London business days prior to the Closing Date).
     “Maturity Date” has the meaning set forth in the Origination Trust Agreement.
     “Moody’s” means Moody’s Investors Service, Inc., and its successors.
     “Note” means a Class A-1 Note, Class A-2a Note, Class A-2b Note or Class B-1 Note, in each case substantially in the form of Exhibit A hereto.
     “Note Balance” means each of the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance and the Class B-1 Note Balance, as applicable.
     “Note Distribution Account” means the trust account established by the Transferor, in the name of the Indenture Trustee, pursuant to Section 8.02, into which amounts released from the [___]-[_] SUBI Collection Account and the Reserve Fund for distribution to Noteholders shall be deposited and from which all distributions to Noteholders shall be made.
     “Note Distribution Amount” means, as of any Payment Date, the amount being distributed to the Noteholders on such Payment Date.
     “Note Factor” means, with respect to each Class of Notes on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the related Note Balance on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the related Initial Note Balance.
     “Note Final Payment Date” means, with respect to (i) a Class A-1 Note, [                    ]; (ii) a Class A-2a Note, [                    ]; (iii) a Class A-2b Note, [                    ]; and (iv) a Class B-1 Note, [                    ].
     “Note Outstanding Amount” means, as of any date, the aggregate principal amount of the applicable Outstanding Notes, reduced by all payments of principal made in respect thereof on or prior to such date.
     “Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency

Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
     “Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.04.
     “Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.
     “Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to, the Indenture Trustee.
     “Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer or the Administrator, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, comply with any applicable requirements of Section 11.01 and be in form and substance satisfactory to the Indenture Trustee.
     “Optimal Principal Distributable Amount” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts:
     (i) for each [___]-[_] Vehicle for which the related [___]-[_] Lease did not terminate during such Collection Period, the difference between the Securitization Value of such [___]-[_] Lease at the beginning and at the end of such Collection Period;
     (ii) for each [___]-[_] Vehicle for which the related [___]-[_] Lease reached its Maturity Date during such Collection Period, the Securitization Value of such [___]-[_] Lease as of such Maturity Date;
     (iii) for each [___]-[_] Lease terminated by the related Lessee or the Administrative Agent during such Collection Period pursuant to exercise of the Annual Termination Option, the related Securitization Value as of the effective date of termination;
     (iv) for each [___]-[_] Vehicle purchased by the Administrative Agent before its Maturity Date, the Securitization Value of the related [___]-[_] Lease as of the date of such purchase;
     (v) for each [___]-[_] Vehicle that became the subject of a Casualty Termination Lease during such Collection Period, the Securitization Value of the related [___]-[_] Lease as of the date of such Casualty Termination; and
     (vi) for each [___]-[_] Lease that became a Default Termination Lease during such Collection Period, the related Securitization Value as of the date such [___]-[_] Lease became a Default Termination Lease.
     “Optional Purchase” has the meaning set forth in the Administration Agreement.

     “Optional Purchase Price” has the meaning set forth in the Administration Agreement.
     “Origination Trust” means Ryder Truck Rental LT.
     “Origination Trust Agreement” means the second amended and restated trust agreement, dated as of February 1, 1998, among RTR I LP and Ryder Truck Rental II LP, as grantors and initial beneficiaries, Ryder, as administrative agent, U.S. Bank Trust National Association (as successor in interest to Delaware Trust Capital Management, Inc.), as Delaware trustee, RTRT, Inc., as trustee, and U.S. Bank National Association, as trust agent, as amended from time to time.
     “Origination Trustee” means RTRT, Inc., in its capacity as Trustee of the Origination Trust, and its successors.
     “Outstanding Notes” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under this Indenture except:
     (i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;
     (ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made; and
     (iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;
provided, that in determining whether Noteholders holding the requisite percentage of the Controlling Class have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, the Transferor, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding Notes, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding Notes if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Transferor, the Administrator or any of their respective Affiliates.
     “Overdue Interest Rate” means, with respect to any Class, the Interest Rate applicable to such Class.
     “Owner Trustee” has the meaning set forth in the Trust Agreement.

     “Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 and is authorized by the Issuer to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.
     “Payment Date” has the meaning set forth in the SUBI Trust Agreement.
     “Payment Date Advance Reimbursement” has the meaning set forth in the Administration Agreement.
     “Payment Date Certificate” has the meaning set forth in Section 8.03(a).
     “Permitted Investment” has the meaning set forth in the Origination Trust Agreement.
     “Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
     “Pledged Security Entitlements” has the meaning set forth in Section 3.06(a).
     “Predecessor Note” means, with respect to any Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Principal Carryover Shortfall” means, as of the close of any Payment Date, the sum of the excess, if any, of the then Principal Distribution Amount over the Quarterly Principal Distributable Amount.
     “Principal Distribution Amount” means, for any Payment Date, the aggregate amount of principal payable on the Notes, equal to the greater of (i) the sum of (a) the Optimal Principal Distributable Amount and (b) any Principal Carryover Shortfall as of the preceding Payment Date and (ii) if the amount on deposit in the Reserve Fund after giving effect to all deposits and withdrawals referenced in clause (i) of the definition of the Reserve Fund Draw Amount exceeds the aggregate unpaid balance of the Notes, the aggregate Note Balance. Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the outstanding aggregate Note Balance.
     “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
     “Quarterly Principal Distributable Amount” means an amount equal to the lesser of (i) the Principal Distribution Amount and (ii) the Available Principal Distribution Amount.
     “Rating Agency” has the meaning set forth in the SUBI Trust Agreement.

     “Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten Business Days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof by the Transferor and that each Rating Agency shall have confirmed to the Transferor, the Administrator or the Issuer that such action will not result in a Rating Event.
     “Rating Event” means the qualification, reduction or withdrawal by any Rating Agency of its then-current rating of any Class of Notes.
     “Record Date” means, with respect to a Payment Date or Redemption Date, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date, as the case may be; provided, however, that if Definitive Notes are issued pursuant to Section 2.11, the Record Date with respect to a Payment Date shall be the last day of the month preceding that Payment Date.
     “Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.01, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.01.
     “Redemption Price” means an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the applicable Interest Rate through the Accrual Period related to the related Redemption Date.
     “Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.
     “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “Reserve Fund” has the meaning set forth in the Trust Agreement.
     “Reserve Fund Deposit Amount” means, with respect to any Payment Date and the related Collection Period, an amount equal to the sum of (i) any Excess Amounts with respect to the related Collection Period and (ii) net income realized on the investment of funds on deposit in the [___]-[_] SUBI Collection Account and the Reserve Fund in respect of such Collection Period.
     “Reserve Fund Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Fund, equal to the sum of (i) the lesser of (a) the Available Funds Shortfall Amount, if any, and (b) the amount on deposit in the Reserve Fund after giving effect to all deposits thereto on the related Deposit Date or such Payment Date, [and (ii) in the event the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and deposits thereto in respect of such Payment Date, exceeds the unpaid balance of the Notes, the aggregate Note Balance].

     “Reserve Fund Property” has the meaning set forth in the Trust Agreement.
     “Reserve Fund Requirement” means (i) on any Payment Date other than a Payment Date described in clause (ii), an amount equal to [___]% of the [aggregate Note Balance][aggregate Securitization Value], (ii) on any Payment Date occurring on or after the date on which the last remaining [___]-[_] Lease terminated, zero or (iii) on any Payment Date on which the aggregate Note Balance equals zero, the aggregate Note Balance.
     “Residual Note” has the meaning set forth in Section 2.02.
     “Residual Value Loss” has the meaning set forth in the Administration Agreement.
     “Residual Value Surplus” has the meaning set forth in the Administration Agreement.
     “Responsible Officer” means any officer within the Corporate Trust Department (or any successor group) of the Indenture Trustee, with direct responsibility for the administration of the Indenture and Basic Documents, or to whom any corporate trust matter is referred within the Corporate Trust Department because of his knowledge of and familiarity with the particular subject.
     “RTR I LP” means Ryder Truck Rental I LP, and its successors.
     “Ryder” means Ryder Truck Rental, Inc., and its successors.
     “Secured Obligations” has the meaning set forth in the Trust Agreement.
     “Securities” means the Trust Certificate and the Notes.
     “Securitization Value” has the meaning set forth in the Administration Agreement.
     “Security Entitlements” has the meaning set forth in the Control Agreement.
     “Securityholder” means each registered holder of a Security.
     “Securityholder Available Funds” means on each Payment Date, all remaining Available Funds after giving effect to the payment to the Administrative Agent pursuant to Section 11.04(a)(v) of the Administration Agreement of (i) the Payment Date Advance Reimbursement and (ii) the Administration Fee, together with any unpaid Administration Fees in respect of one or more Collection Periods.
     [“Senior Swap Termination Payment” means any Swap Termination Payment other than a Subordinate Swap Termination Payment.]
     “Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
     “S&P” means Standard & Poor’s, a division of the McGraw Hill Companies, Inc., and its successors.

     “Special Event Purchase” means a purchase of a [___]-[_] Vehicle prior to the maturity date of the related [___]-[_] Lease made by, or caused to be made by, the Administrative Agent, solely at its option, for which the Administrative Agent remits to the SUBI Collection Account an amount equal to the Securitization Value of such [___]-[_] Lease as of the effective date of termination, if the Administrative Agent (i) exercises the Annual Termination Option, including, without limitation, if the related Lessee rejects an increase in the Maintenance Component when the current Maintenance Component provides the Maintenance Provider with below average service margins or (ii) elects to purchase such [___]-[_] Vehicle for any administrative or commercial reason, provided that the servicer is not otherwise required to purchase that leased vehicle under the Administration Agreement.
     “Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the [___]-[_] Leases and [___]-[_] Vehicles but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the [___]-[_] Leases and [___]-[_] Vehicles under the direction or authority of the Servicer or a Subservicer.
     “SUBI” has the meaning set forth in the Origination Trust Agreement
     “SUBI Certificate Transfer Agreement” means the SUBI certificate transfer agreement, dated as of [                    ], between RTR I LP, as transferor, and the Transferor, as transferee, as amended or supplemented from time to time.
     “SUBI Collections” has the meaning set forth in the Administration Agreement.
     “SUBI Trust Agreement” means the Origination Trust Agreement, as supplemented by the [___]-[_] origination trust supplement, dated as of [                    ], among the parties to the Origination Trust Agreement, as amended from time to time.
     [“Subordinate Swap Termination Payment” means any Swap Termination Payment resulting from a Swap Termination where the Swap Counterparty is the Defaulting Party or sole Affected Party (as defined in the Swap Agreement) other than Swap Terminations arising from a Tax Event or Illegality (each as defined in the Swap Agreement).]
     “Subservicer” means any Person that services the [___]-[_] Leases and [___]-[_] Vehicles on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.
     [“Swap Agreement” means the 1992 ISDA Master Agreement dated as of [                    ], including all schedules, credit support annexes and confirmations thereto, between the Issuer and the Swap Counterparty, as modified, amended, supplemented, renewed, extended or replaced from time to time.]
     [“Swap Counterparty” means [                    ] or its successor or replacement under the Swap Agreement.]

     [“Swap Event of Default”, means the occurrence of an “Event of Default” under the Swap Agreement, as defined in the Swap Agreement.]
     [“Swap Payments Incoming” means on any Payment Date the net amount, if any, then payable by the Swap Counterparty to the Issuer, excluding any Swap Termination Payments.]
     [“Swap Payments Outgoing” means on any Payment Date the net amount, if any, then payable by the Issuer to the Swap Counterparty, excluding any Swap Termination Payments.]
     [“Swap Termination” means the occurrence of an “Early Termination Date” under the Swap Agreement, as defined in the Swap Agreement.]
     [“Swap Termination Event” means the occurrence of a “Termination Event” under the Swap Agreement, as defined in the Swap Agreement.]
     [“Swap Termination Payment” means, the termination payment that the Issuer or the Swap Counterparty may be liable to make to the other upon the occurrence of a Swap Termination, in some cases regardless of which of such parties may have caused such termination.]
     “TIA” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.
     “Transferor” means Ryder Funding II LP, and its successors.
     “Trust Agent” has the meaning set forth in the Origination Trust Agreement.
     “Trust Agreement” means the trust agreement, as amended and restated as of [                    ], between the Transferor and the Owner Trustee, as amended or supplemented from time to time.
     “Trust Certificate” has the meaning set forth in the Trust Agreement.
     “Trust Certificateholder” has the meaning set forth in the Trust Agreement.
     “Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including the Collateral Granted to the Indenture Trustee), including (i) the [___]-[_] SUBI Certificate (transferred pursuant to the Issuer SUBI Certificate Transfer Agreement), evidencing a 100% beneficial interest in the [___]-[_] SUBI Assets, including the right to payments thereunder from certain Sales Proceeds, Casualty Proceeds, Termination Proceeds, Termination Value Payments (up to an amount equal to the Securitization Value of the related [___]-[_] Vehicle) and certain other amounts in respect of the [___]-[_] Vehicles and the [___]-[_] Leases on deposit in the [___]-[_] SUBI Collection Account and investment earnings, net of losses and investment expenses, on amounts on deposit in the [___]-[_] SUBI Collection Account, (ii) the rights of the Issuer under the Back-up Security Agreement, (iii) the rights of the Issuer to the funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, (iv) the rights of the Transferor, as transferee under the SUBI Certificate Transfer Agreement, (v) the rights of the Issuer, as transferee under the Issuer SUBI Certificate Transfer Agreement, (vi) the rights of the Issuer as a third-party beneficiary of the Administration Agreement, including the right to certain Advances, and the SUBI Trust Agreement, (vii) the security interest of the Issuer in the Reserve Fund Property, [(viii) the rights of the Issuer and the Owner Trustee under the Swap Agreement and the amounts payable to the Issuer thereunder] and (ix) all proceeds, accounts, money, general intangibles, instruments, chattel paper, goods, investment property and other property consisting of or arising from the foregoing.
     “UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.
     “United States” means the United States of America.
     “UTI Beneficiary” means Ryder Truck Rental I LP or Ryder Truck Rental II LP, each in its capacity as an initial Beneficiary of the Origination Trust, and its successors and permitted assigns.
     Section 1.02 Interpretive Provisions.
     (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Indenture as a whole and not to any particular part, article or section within this Indenture, (iii) references to a section such as “Section 1.01” or an Article such as “Article Eleven” shall refer to the applicable Section or Article of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation”, (v) the term “or” shall include “and/or” and (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC.
     (b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.
ARTICLE TWO
THE NOTES
     Section 2.01 Form. The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.
     The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.
     Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed by the Owner Trustee on behalf of the Issuer. The signature of any authorized officer of the Owner Trustee on the Notes may be manual or by facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time authorized officers of the Owner Trustee shall bind the Issuer, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver for original issue the following aggregate principal amounts of the Notes: (i) $[                    ] of Class A-1 Notes, (ii) $[                    ] of Class A-2a Notes, (iii) $[                    ] of Class A-2b Notes and (iv) $[                    ] of Class B-1 Notes. The aggregate principal amount of Class A-1 Notes, Class A-2a Notes, Class A-2b Notes and Class B-1 Notes outstanding at any time may not exceed such respective amounts, except as provided in Section 2.05.
     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, that on the Closing Date, one Class A-1 Note, one Class A-2a Note, one Class A-2b Note and one Class B-1 Note may be issued in a denomination that includes any remaining portion of the Initial Class A-1 Note Balance, the Initial Class A-2a Note Balance, the Initial Class A-2b Note Balance and the Initial Class B-1 Note Balance, respectively (each, a “Residual Note”).
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     Section 2.03 Temporary Notes. Pending the preparation of Definitive Notes, the Owner Trustee may execute, on behalf of the Issuer, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
     If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the related Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
     Section 2.04 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.
     If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of such appointment and the location, and any change in such location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.
     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee, one or more new Notes in any authorized denominations, of a like aggregate principal amount.
     At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive.
     Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee, duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

     No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.03 or 9.05 not involving any transfer.
     No Note, or any interest therein, may be transferred to an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to ERISA, a “plan” described in Section 4975(e)(1) of the Code, any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity, or any governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, unless such transferee represents, warrants and covenants that its purchase and holding of such note is and will be eligible for, and satisfies and will satisfy all the requirements of, Department of Labor prohibited transaction class exemption (“PTE”) 90-1; PTE 96-23; PTE 95-60; PTE 91-38; PTE 84-14 or another applicable prohibited transaction exemption (or in the case of a governmental plan, will not violate any applicable law that is substantially similar to ERISA or Section 4975 of the Code) By its acquisition of a Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may relay conclusively on the same for purposes hereof.
     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Note (i) selected for redemption or (ii) for a period of 15 days preceding the due date for any payment with respect to such Note.
     Section 2.05 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Owner Trustee and the Indenture Trustee harmless, then, in the absence of notice to the Owner Indenture Trustee, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article Eight of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, and upon receipt of an Issuer Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note (but not a mutilated Note) shall have become or within seven days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without the surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article Eight of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article Eight of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
     Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.
     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 2.06 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and their respective agents may treat the Person in whose name any Note is registered (as of the date of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.
     Section 2.07 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.
     Section 2.08 Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request.
     Section 2.09 Book-Entry Notes. Unless otherwise specified, the Notes (except for any Residual Notes), upon original issuance, will be issued in the form of one or more typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for

DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Note shall be issued with respect to each $500 million in principal amount of each Class of Notes or such lesser amount as necessary. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note except as provided in Section 2.11. Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.11:
     (a) the provisions of this Section shall be in full force and effect;
     (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to Note Owners;
     (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;
     (d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency or Clearing Agency Participants; pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and
     (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Controlling Class, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.
     Section 2.10 Notices to Clearing Agency. Whenever a notice or other communication to Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.
     Section 2.11 Definitive Notes. If (i) (A) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement and (B) the Indenture Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor at its option, with the consent of the applicable Clearing Agency participants, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after an Indenture Default, the Note Owners representing in the aggregate not less than 51% of the Note

Balance of the related Class advise the Indenture Trustee through the Clearing Agency and its Participants in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interests of Note Owners, the Indenture Trustee shall be required to notify all Note Owners, through the Clearing Agency, of the occurrence of such event and the availability through the Clearing Agency of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee by the Clearing Agency of the Note or Notes representing the Book-Entry Notes and the receipt of instructions for re-registration, the Indenture Trustee shall issue Definitive Notes to Note Owners, who thereupon shall become Noteholders for all purposes of this Indenture. None of the Owner Trustee, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.
     The Indenture Trustee shall not be liable if the Indenture Trustee or the Administrator is unable to locate a qualified successor Clearing Agency. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of such methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     If Definitive Notes are issued and the Indenture Trustee is not the Note Registrar, the Owner Trustee shall furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than ten days prior to the time such list is furnished, within 30 days after receipt by the Owner Trustee of a written request therefor.
     Section 2.12 Authenticating Agents. Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.04, 2.05 and 9.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes by the Indenture Trustee.
     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.
     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

     The Indenture Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto, and the Indenture Trustee shall be entitled to be reimbursed for all such payments, subject to Section 6.07. The provisions of Sections 2.07 and 6.04 shall be applicable to any Authenticating Agent.
ARTICLE THREE
COVENANTS
     Section 3.01 Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.04, the Issuer shall cause to be distributed all amounts on deposit in the Note Distribution Account on each Payment Date that have been deposited therein for the benefit of the Notes as set forth in Section 8.04. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture.
     Section 3.02 Maintenance of Office or Agency. The Note Registrar, on behalf of the Issuer, shall maintain at the Corporate Trust Office or at such other location in the Borough of Manhattan, The City of New York, chosen by the Note Registrar, acting for the Issuer, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.
     Section 3.03 Money for Payments to be Held in Trust. As provided in Sections 8.04 and 5.04(b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on Notes shall be paid over to the Issuer except as provided in this Section.
     On each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of any failure by the Issuer to effect such deposit.
     The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the

Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent shall:
     (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
     (b) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;
     (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
     (d) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and
     (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and deposited by the Indenture Trustee into the [___]-[_] SUBI Collection Account, and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Administrator. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders the

Notes of which have been called but not surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent at the last address of record for each such Noteholder).
     Section 3.04 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.
     Section 3.05 Protection of Trust Estate. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders [and the Swap Counterparty] to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders [and the Swap Counterparty], a first lien on and a first priority, perfected security interest in the Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:
     (a) Grant more effectively all or any portion of the Trust Estate;
     (b) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;
     (c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
     (d) enforce any of the Collateral;
     (e) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in the Trust Estate against the claims of all Persons; or
     (f) pay all taxes or assessments levied or assessed upon the Trust Estate when due; the Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute all financing statements, continuation statements or other instruments required to be executed pursuant to this Section.
     Section 3.06 Opinions as to Trust Estate.
     (a) On the Closing Date, the Issuer shall furnish or cause to be furnished to the Indenture Trustee, an Opinion of Counsel to the effect that, in the opinion of such counsel, (i) the execution and delivery of the Indenture and the delivery for value to and taking of physical possession in the State of New York by the Indenture Trustee of the [___]-[_] SUBI Certificate,

endorsed or registered in the name of the Indenture Trustee, will create a valid first priority perfected security interest, for the benefit of the Indenture Trustee on behalf of the holders of the Notes, in the Issuer’s right, title and interest in the [___]-[_] SUBI Certificate and (ii) (A) the provisions of the Trust Agreement are effective to create a valid security interest in favor of the Issuer, in the Transferor’s right in all Security Entitlements with respect to Financial Assets credited to the Reserve Fund (the “Pledged Security Entitlements”) and (B) the provisions of the Indenture are effective to create a valid security interest in favor of the Indenture Trustee, to secure payment on the Notes, in the Issuer’s right in the Pledged Security Entitlements and (C) the provisions of the Control Agreement are effective to perfect the security interest of the Indenture Trustee in the Pledged Security Entitlements.
     (b) On or before April 30 of each calendar year, beginning with April 30, 20[___], the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, (i) the Indenture Trustee on behalf of the holders of the Notes has a valid first priority perfected security interest in the Issuer’s and the Owner Trustee’s right, title and interest in the [___]-[_] SUBI Certificate and (ii) the Indenture Trustee on behalf of the holders of the Notes has a valid first priority perfected security interest in the Transferor and Issuer’s right in the Pledged Security Entitlements.
     Section 3.07 Performance of Obligations; Administration of the [___]-[_] SUBI Assets.
     (a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Basic Documents or such other instrument or agreement.
     (b) The Issuer may contract with other Persons, to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture.
     (c) The Issuer shall, and shall cause the Administrator and the Administrative Agent to, punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer, as a party to the Basic Documents and as Holder of the [___]-[_] SUBI Certificate, shall not, and shall cause each of the Administrative Agent and the Administrator not to, modify, amend, supplement, waive or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the

Noteholders of at least a majority of the Controlling Class or such greater percentage as may be specified in the particular provision or Basic Document.
     (d) Administrative Agent Defaults may occur with respect to the Indenture Trustee as assignee of the Issuer. If the Issuer or the Indenture Trustee shall have knowledge of the occurrence of an Administrative Agent Default, such entity shall promptly notify the other entity and each Rating Agency thereof, and shall specify in such notice the action, if any, the other entity is taking in respect of such default. If an Administrative Agent Default shall arise from the failure of the Administrative Agent to perform any of its duties or obligations under the Administration Agreement with respect to the [___]-[_] SUBI Assets, the Issuer shall take all reasonable steps available to it to remedy such failure. Upon the occurrence of an Administrative Agent Default with respect to the [___]-[_] SUBI, the Indenture Trustee may terminate all of the rights and obligations of the Administrative Agent with respect to the [___]-[_] SUBI only, and a successor Administrative Agent shall be appointed pursuant to the Administration Agreement.
     (e) Upon any termination of the Administrative Agent’s rights and powers or resignation of the Administrative Agent pursuant to the Administration Agreement, the Issuer or the Indenture Trustee shall promptly, but in any event within two Business Days of such termination or resignation, notify the other entity thereof. As soon as a successor Administrative Agent is appointed pursuant to the Administration Agreement, the Issuer or the Indenture Trustee shall notify the other entity of such appointment, specifying in such notice the name and address of such successor Administrative Agent.
     Section 3.08 Negative Covenants. So long as there are any Outstanding Notes, the Issuer shall not:
     (a) engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of this Indenture), pledging and managing the [___]-[_] SUBI Certificate as contemplated by this Indenture and the other Basic Documents;
     (b) sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer except as expressly permitted by this Indenture and the other Basic Documents;
     (c) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;
     (d) (i) permit the validity or effectiveness of this Indenture to be impaired, permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any [___]-[_] SUBI Asset and arising solely as a result of an action or omission of the related Lessee) or (iii) except as otherwise provided in the Basic Documents, permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate;
     (e) incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Basic Documents; or
     (f) except as otherwise permitted by the Basic Documents, dissolve or liquidate in whole or in part.
     Section 3.09 Issuer and Indenture Trustee Certificates and Reports.
     (a) The Issuer shall deliver to the Indenture Trustee and each Rating Agency, within 90 days after the end of each calendar year (commencing with the year ending December 31, 20[___]), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:
          (i) a review of the activities of the Issuer during such year (or such shorter period in the case of the first such Officer’s Certificate) and of the Issuer’s performance under this Indenture has been made under such Authorized Officer’s supervision;
          (ii) to the best of such Authorized Officer’s knowledge, based on such review:
          all the dispositions of Collateral and cash payments out of the Accounts described in clauses (A) and (B) of Section 11.01(b)(v) that occurred during the preceding year (or shorter period in the case of the first such Officer’s Certificate) were made in the ordinary course of the Issuer’s business and the proceeds thereof were applied in accordance with the Basic Documents; and
          the Issuer has complied with all conditions and covenants under this Indenture throughout such year (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a Default in the compliance of any such condition or covenant, specifying each such Default known to such Authorized Officer and the nature and status thereof.
     (b) The Issuer shall supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders as required by TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of Section 3.09(a) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.
     (c) On or before March [15th] of each calendar year in which a Form 10-K is required to be filed on behalf of the Issuer, commencing in 20[___], the Indenture Trustee shall deliver to the Issuer and the Administrator:

     (i) a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuer and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit C hereto;
     (ii) a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 13a-18 and 15d-18 of the Securities Act and the Exchange Act and Item 1122 of Regulation AB; and
     (iii) a certification (a “Sarbanes Certification”), as required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Transferor substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Transferor and the Indenture Trustee. The Indenture Trustee acknowledges that the Transferor, Administrator and Issuer may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
     (d) For so long as the Issuer is filing reports under the Exchange Act, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Transferor, in writing, of any legal proceedings pending against the Indenture Trustee of the type described in Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Transferor, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.
     (e) The Issuer shall:
     (i) file with the Commission copies of the monthly reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, including reports on Form 10-D and Form 8-K;
     (ii) within 90 days after the end of each calendar year (commencing with the year ending December 31, 20[___]), file with the Commission copies of the annual reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, including reports on Form 10-K; and
     (iii) file with the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.
     (f) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
     Section 3.10 Restrictions on Certain Other Activities. Except as otherwise provided in the Basic Documents, the Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of this Indenture), pledging and managing the [___]-[_] SUBI Certificates in the manner contemplated by the Basic Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
     Section 3.11 Notice of Defaults. The Issuer agrees to give the Indenture Trustee, [the Swap Counterparty] and each Rating Agency prompt written notice of each Indenture Default hereunder.
     Section 3.12 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 3.13 Delivery of [___]-[_] SUBI Certificate. On the Closing Date, the Issuer shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the [___]-[_] SUBI Certificate. The Indenture Trustee shall take possession of the [___]-[_] SUBI Certificate in New York and shall at all times during the period of this Indenture maintain custody of the [___]-[_] SUBI Certificate in New York.
     Section 3.14 [Reserved].
     Section 3.15 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Basic Document.
     Section 3.16 Issuer May Consolidate, etc., Only on Certain Terms.
     (a) The Issuer shall not consolidate or merge with or into any other Person unless:
     (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;
     (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (iii) the Issuer shall have provided each Rating Agency 10 days’ prior written notice thereof, and no Rating Agency shall have notified the Indenture Trustee, the Administrator or the Owner Trustee that such transaction might or would result in the removal or reduction of the rating then assigned thereby to any Class of Notes;
     (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the Issuer, the Transferor or the Origination Trust to be taxable as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes;
     (v) any action that is necessary to maintain each lien and security interest created by the Trust Agreement or this Indenture shall have been taken; and
     (vi) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and any related supplemental indenture complies with this Article Three and that all conditions precedent provided in this Indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).
     (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person other than pursuant to the terms of the Basic Documents, unless:
     (i) the Person that acquires by conveyance or transfer such properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (c) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings that counsel satisfactory to such purchaser or transferee and the Indenture Trustee determines must be made with (1) the Commission (and any other appropriate Person) required by the Exchange Act or the appropriate authorities in any state in which the Notes have been sold pursuant to any qualification or exemption under the securities or “blue sky” laws of such state, in connection with the Notes or (2) the Internal Revenue Service or the relevant state or local taxing authorities of any jurisdiction;
     (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (iii) the Issuer shall have provided each Rating Agency 10 days’ prior written notice thereof, and no Rating Agency shall have notified the Indenture Trustee, the Administrator or the Owner Trustee that such transaction might or would result in the removal or reduction of the rating then assigned thereby to any Class of Notes;
     (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the Issuer, the Transferor or the Origination Trust to be taxable as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes;
     (v) any action that is necessary to maintain each lien and security interest created by the Trust Agreement or this Indenture shall have been taken; and
     (vi) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article Three and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).
     Section 3.17 Perfection Representations.
     (a) The representations, warranties and covenants set forth in Schedule I hereto shall be a part of this Indenture for all purposes.
     (b) Notwithstanding any other provision of this Indenture or any other Basic Document, the perfection representations contained in Schedule I hereto shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.
     (c) The parties to this Indenture: (i) shall not waive any of the perfection representations contained in Schedule I hereto; (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I hereto and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I hereto.

ARTICLE FOUR
SATISFACTION AND DISCHARGE
     Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall discharge with respect to the Collateral securing the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.11, 3.13 and 3.14, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (f) the rights of Noteholders [and the Swap Counterparty] as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand and at the expense and on behalf of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
          (i) either (A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05) and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter paid to the Persons entitled thereto or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable on the applicable Note Final Payment Date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (that will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including interest and any fees due and payable to the Owner Trustee or the Indenture Trustee) not theretofore delivered to the Indenture Trustee for cancellation, when due, to the applicable Note Final Payment Date for each Class, or to the Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;
          (ii) [the Swap Agreement has been terminated and all Swap Payments Outgoing and, if applicable, any Swap Termination Payments owed by the Issuer to the Swap Counterparty have been paid;]
          (iii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and
          (iv) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied).
     Section 4.02 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee of all sums due and to become due thereon for principal and interest [and for the payment of Swap Payments Outgoing or any Swap Termination Payment due to the Swap Counterparty]. Such monies need not be segregated from other funds except to the extent required herein or in the Administration Agreement or as required by law.
     Section 4.03 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and such Paying Agent shall thereupon be released from all further liability with respect to such monies.

ARTICLE FIVE
INDENTURE DEFAULT
     Section 5.01 Indenture Defaults. Any one of the following events (whatever the reason for such Indenture Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Indenture Default”):
     (a) default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of 30 days or more;
     (b) default in the payment of principal of any Note at the Note Final Payment Date or the Redemption Date;
     (c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing at least 25% of the Controlling Class, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, liquidation, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (e) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, the making by the Issuer of any general assignment for the benefit of creditors, the failure by the Issuer generally to pay its debts as such debts become due or the taking of action by the Issuer in furtherance of any of the foregoing.
     The Issuer shall deliver to the Indenture Trustee, [the Swap Counterparty,] each Rating Agency and each Noteholder within five days after the occurrence thereof written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time would become an Indenture Default under clauses (c), (d) or (e), its status and what action the Issuer is taking or proposes to take with respect thereto.
     Subject to the provisions herein relating to the duties of the Indenture Trustee, if an Indenture Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Noteholder, if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained herein, Noteholders holding not less than a majority of the Controlling Class shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee.
     Section 5.02 Acceleration of Maturity; Waiver of Indenture Default. If an Indenture Default should occur and be continuing (except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the Outstanding Notes), the Indenture Trustee or Noteholders representing a majority of the Controlling Class may declare the principal of the Notes to be immediately due and payable. Upon such declaration, the Indenture Trustee shall promptly provide written notice to [the Swap Counterparty and] each Rating Agency. Such declaration may be rescinded by Noteholders holding a majority of the Controlling Class before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (a) the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (i) all interest on and principal of the Notes as if the Indenture Default giving rise to such declaration had not occurred, [(ii) any Swap Payments Outgoing and any Swap Termination Payments when due and payable to the Swap Counterparty under the Swap Agreement,] and (iii) all amounts advanced by the Indenture Trustee and its costs and expenses and (b) all Indenture Defaults (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived.
     At any time prior to the declaration of the acceleration of the maturity of the Notes, Noteholders holding not less than a majority of the Controlling Class, by written notice to the Issuer and the Indenture Trustee, may waive such Indenture Default and its consequences, except a default (i) in payment of principal of or interest on the Notes or (ii) in respect of any covenant or provision in this Indenture that cannot be modified or amended without the unanimous consent of the Noteholders. No such waiver shall affect any subsequent default or impair any right consequent thereto.
     If the Notes have been declared due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Trust Estate) or elect to maintain the Trust Estate and continue to apply the proceeds from the Trust Estate as if there had been no declaration of acceleration. Any sale of the Trust Estate by the Indenture Trustee will be subject to the terms and conditions of Section 5.04.
     Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
     (a) The Issuer covenants that if there is a default in the payment of (i) any interest on the Notes when the same becomes due and payable, and such default continues for a period of five days or (ii) the principal of any Notes at the related Note Final Payment Date or the Redemption Date, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of such Noteholders, the entire amount then due and payable on such Notes for principal and interest, with interest on the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Overdue Interest Rate and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, attorneys and counsel.
     (b) In case the Issuer shall fail forthwith to pay amounts described in Section 5.03(a) upon demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.
     (c) If an Indenture Default occurs and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;
          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings; to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and
          (iii) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee and, in the event the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances and disbursements made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and any other amounts due the Indenture Trustee under Section 6.07.
     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
     (f) All rights of action and of asserting claims under this Indenture, or under the Notes, may be enforced by the Indenture Trustee without the possession of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, advances, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel shall be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.
     Section 5.04 Remedies; Priorities.
     (a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.02 and 5.05):
          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture [or to the Swap Counterparty] with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer, [the Swap Counterparty] and any other obligor upon such Notes monies adjudged due;
          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;
          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and
          (iv) subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.02, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;
provided, however, that unless directed to sell the Trust Estate in accordance with Section 9.02 of the Trust Agreement, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Indenture Default, other than an Indenture Default described in Section 5.01 (a) or (b), unless (A) Noteholders holding 100% of the Controlling Class consent thereto, (B) the proceeds of such sale are sufficient to discharge in full all amounts then due and unpaid upon all outstanding Securities (other than Trust Certificate) [and amounts due to the Swap Counterparty under the Swap Agreement or this Indenture] or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable [and to pay amounts due to the Swap Counterparty] and the Indenture Trustee obtains the consent of Noteholders holding not less than 66 2/3% of the Controlling Class; and provided further, that the Indenture Trustee may not sell the Trust Estate, other than a sale resulting from the bankruptcy, insolvency or termination of the Transferor pursuant to Section 9.02 of the Trust Agreement, unless it shall first have obtained an Opinion of Counsel that such sale will not cause the Origination Trust or an interest therein or portion thereof to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
     (b) After an acceleration of the maturity of the Notes pursuant to Section 5.2, the Indenture Trustee shall pay out money or property held as Collateral (including available monies on deposit in the Reserve Account and any money or property collected pursuant to this Article upon sale of the Trust Estate) [from the SUBI Collection Account or] as deposited in the Note Distribution Account or Certificate Distribution Account, as applicable, pursuant to Section 12.05(b) of the SUBI Trust Agreement after giving effect to the distributions set forth in Section 12.05(b) of the SUBI Trust Agreement, for the benefit of the Securityholders [and the Swap Counterparty] in the following order:
          (i) [to the Swap Counterparty, Swap Payments Outgoing];
          (ii) sequentially, (i) [pro rata (A) to the Swap Counterparty, any Senior Swap Termination Payments and (B)] to the Class A-1, Class A-2a and Class A-2b Noteholders, interest accrued on the outstanding Class A-1, Class A-2a and Class A-2b Notes on that Payment Date at the applicable Interest Rate (and to the extent permitted under applicable law, overdue interest thereon at the applicable Overdue Interest Rate), pro rata, and (ii) interest accrued on the outstanding Class B-1 Notes on that Payment Date at the applicable Interest Rate (and to the extent permitted under applicable law, overdue interest thereon at the Overdue Interest Rate);
          (iii) to the Noteholders, in payment of principal, in the following order:
(A)	to the Class A-1 Notes, until they are paid in full;

(B)	to the Class A-2a and Class A-2b Notes, pro rata based on the principal balances of the Class A-2a and Class A-2b Notes, until they are paid in full, and

(C)	to the Class B-1 Notes until they are paid in full;
          (iv) [to the Swap Counterparty, any Subordinated Swap Termination Payments]; and
          (v) to the Certificate Distribution Account, any remaining amounts to pay the Trust Certificates.
     (c) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.
     Section 5.05 Optional Preservation of the [___]-[_] SUBI Assets. If the Notes have been declared to be due and payable under Section 5.02 following an Indenture Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless directed to sell pursuant to Section 9.02 of the Trust Agreement, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof in accordance with Section 3.01 and 8.04. It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing provisions of this Section and Section 5.04, the Indenture Trustee shall sell the Trust Estate if so instructed by the Owner Trustee pursuant to Section 9.02 of the Trust Agreement, and the proceeds of such sale distributed in accordance with Section 12.05(b) of the SUBI Trust Agreement.
     Section 5.06 Limitation of Suits.
     (a) No holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) Noteholders holding not less than 25% of the Controlling Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Indenture Default in its own name as Indenture Trustee, (iii) such Noteholder has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days failed to institute such Proceedings and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by Noteholders holding a majority of the Controlling Class.
     No Noteholder or group of Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.
     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Controlling Class, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
     (b) No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).
     Section 5.07 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on, if any, such Note on or after the respective due dates thereof expressed in such Note or this

Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.
     Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
     Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Indenture Default shall impair any such right or remedy or constitute a waiver of any such Default or Indenture Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
     Section 5.11 Control by Noteholders. Subject to the provisions of Sections 5.06, 6.02(d) and 6.02(e), Noteholders holding not less than a majority of the Controlling Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee, provided that:
     (a) such direction shall not be in conflict with any rule of law or this Indenture;
     (b) subject to Section 5.04, any direction to the Indenture Trustee to, sell or liquidate the Trust Estate shall be made by Noteholders holding not less than 100% of the Controlling Class;
     (c) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, and except in the case of a sale of the Trust Estate pursuant to Section 9.02 of the Trust Agreement, then any direction to the Indenture Trustee by Noteholders holding less than 100% of the Controlling Class to sell or liquidate the Trust Estate shall be of no force and effect; and

     (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.
     Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action it determines might expose it to personal liability or liability in any of its capacities hereunder or under any Basic Document or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.
     Section 5.12 Waiver of Past Defaults. Prior to the acceleration of the maturity of the Notes as provided in Section 5.02, Noteholders holding not less than a majority of the Controlling Class may waive any past Indenture Default and its consequences except an Indenture Default (i) in payment of principal of or interest on the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.
     Upon any such waiver, such Indenture Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.
     Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the Controlling Class or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the related due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
     Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes, [the Swap Agreement] or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).
     Section 5.16 Performance and Enforcement of Certain Obligations.
     (a) Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Transferor and the Administrative Agent, as applicable, of each of their respective obligations to the Issuer under or in connection with the Administration Agreement, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Administrative Agent thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Administrative Agent of its obligations under the Administration Agreement.
     (b) If an Indenture Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of Noteholders holding not less than a majority of the Controlling Class, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Transferor, the Origination Trustee and the Administrative Agent under or in connection with the Administration Agreement and the Issuer Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Administrative Agent of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Administration Agreement, and any right of the Issuer to take such action shall be suspended.
     Section 5.17 Sale of Trust Estate. If the Indenture Trustee acts to sell the Trust Estate or any part thereof, pursuant to Section 5.04(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Trust Estate or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Transferor and Administrative Agent of any proposed sale, and the Transferor and Administrative Agent shall be permitted to bid for the Trust Estate at any such sale. The

Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Trust Estate pursuant to Section 5.04 and this Section shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall has been sold or all amounts payable on the Notes shall have been paid.

ARTICLE SIX
THE INDENTURE TRUSTEE
     Section 6.01 Duties of Indenture Trustee.
     (a) If an Indenture Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and in the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
     (b) Except during the continuance of an Indenture Default:
          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and
          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the other Basic Documents to which the Indenture Trustee is a party.
     (c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful, misconduct, except that:
          (i) this paragraph does not limit the effect of paragraph (b);
          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts and the Indenture Trustee shall have no obligation to confirm mathematical calculations contained therein; and
          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.
     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c).
     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Administration Agreement.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.
     (i) The Indenture Trustee shall not be deemed to have knowledge of any Indenture Default or other event unless a Responsible Officer has actual knowledge thereof or has received written notice thereof in accordance with the provisions of this Indenture.
     (j) Nothing contained herein shall be deemed to authorize the Indenture Trustee, in its capacity as Indenture Trustee, to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Indenture Trustee, in its capacity as Indenture Trustee, shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate under this Indenture or otherwise vary the assets held by the Issuer. Similarly, the Indenture Trustee, in its capacity as Indenture Trustee, shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of the Issuer as set forth in this Indenture.
     Section 6.02 Rights of Indenture Trustee.
     (a) Except as provided by the second succeeding sentence, the Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in any of the foregoing. Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.
     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10 or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
     (e) The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction; provided, however, that the Indenture Trustee shall, upon the occurrence of an Indenture Default (that has not been cured), exercise the rights and powers vested in it by this Indenture with the care and skill a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the holders of Notes evidencing not less than 25% of the Controlling Class; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of each such investigation shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.
     (h) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request.
     (i) The Indenture Trustee shall, for so long as any Notes are outstanding, be entitled to exercise all of the rights and powers of a Beneficiary under the Basic Documents.
     Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. The Indenture Trustee must, however, comply with Section 6.11.

     Section 6.04 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the sale of the Notes and shall not be responsible for any statement in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes, all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication.
     Section 6.05 Notice of Defaults. If a Default occurs and is continuing, and if it is known to a Responsible Officer, the Indenture Trustee shall mail to each Noteholder, [the Swap Counterparty] and each Rating Agency notice of such Indenture Default within 90 days after it occurs. Except in the case of a Default with respect to payment of principal of or interest on any Note (including payments pursuant to the redemption of Notes), the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Noteholders; provided, however, that in the case of any Indenture Default of the character specified in Section 5.01(e), no such notice shall be given until at least 30 days after the occurrence thereof.
     Section 6.06 Reports by Indenture Trustee to Noteholders. The Indenture Trustee, at the expense of the Issuer, shall deliver to each Noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.
     Section 6.07 Compensation and Indemnity. The Administrative Agent shall, or shall cause the Administrator to, (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, (ii) reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the Trust or the performance of its duties. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. The Indenture Trustee shall not be indemnified by the Administrative Agent against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of this Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing. The Indenture Trustee shall not be deemed to have knowledge of any event unless an officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof.

     The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Indenture Default set forth in Section 5.01(e) or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.
     Section 6.08 Replacement of Indenture Trustee. Noteholders holding not less than a majority of the Controlling Class may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer, and following such removal may appoint a successor Indenture Trustee. The Issuer shall give prompt written notice to each Rating Agency [and the Swap Counterparty] of such removal. The Indenture Trustee may resign at any time by so notifying the Issuer, the Administrative Agent, [the Swap Counterparty] and each Rating Agency. The Issuer shall remove the Indenture Trustee if:
          (i) the Indenture Trustee fails to comply with Section 6.11;
          (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;
          (iii) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or
          (iv) the Indenture Trustee otherwise becomes incapable of acting.
     Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee (the Indenture Trustee in any such event being referred to herein as the retiring Indenture Trustee), the Issuer shall be required promptly to appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times have a combined capital and surplus of at least $50,000,000, a long-term debt rating of “A” or better by or is otherwise acceptable to, each Rating Agency and satisfy the requirements of Section 310(a) of the TIA. Additionally, prior to the appointment of any successor Indenture Trustee, the Rating Agency Condition must be satisfied with respect to such successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture, subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
     If a successor Indenture Trustee does not take office within 45 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or Noteholders holding not less than a majority of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
     Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07.
     Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or depository institution the resulting, surviving or transferee entity, without any further act, shall be the successor Indenture Trustee; provided, that such entity shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency prior written notice of any such transaction.
     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated, and in case at that time the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee, and in all such cases such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.
     Section 6.10 Appointment of Co-Trustee or Separate Trustee.
     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust

Estate may at the time be located, the Indenture Trustee and the Administrator acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate or any part hereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after it received a request that it so join, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.
     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
          (ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
          (iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.
     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.
     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.
     Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA and shall in addition have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and a long-term debt rating of “A” or better by, or be otherwise acceptable to, each Rating Agency. The Indenture Trustee shall satisfy the requirements of Section 310(b) of the TIA. The Transferor, the Administrator, the Administrative Agent and their respective Affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its Affiliates, but neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.
     Section 6.12 Trustee as Holder of the [___]-[_] SUBI Certificate. So long as there are any Outstanding Notes, to the extent that the Owner Trustee or Issuer has rights as a Holder of the [___]-[_] SUBI Certificate, including rights to distributions and notice, or is entitled to consent to any actions taken by the Transferor, the Owner Trustee or Issuer may initiate such action or grant such consent only with consent of the Indenture Trustee. To the extent that the Indenture Trustee has rights as a Holder of the [___]-[_] SUBI Certificate or has the right to consent or withhold consent with respect to actions taken by the Transferor, the Owner Trustee or Issuer, such rights shall be exercised or consent granted (or withheld) upon the written direction of holders of a majority of the Controlling Class; provided, however, that subject to Section 3.07, any direction to the Indenture Trustee to remove or replace the Administrative Agent or Maintenance Provider upon an Administrative Agent Default or a Maintenance Provider Default, as the case may be, shall be made by Noteholders holding not less than 66% of the Controlling Class and with respect to Section 11.15, such direction shall require the written direction of Noteholders holding 100% of the Controlling Class.
     Section 6.13 Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Noteholders shall rely:
          (i) the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States; and
          (ii) the Indenture Trustee has the power, authority and legal right to execute, deliver, and, perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.
     Section 6.14 Furnishing of Documents. The Indenture Trustee shall furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the Basic Documents.

     Section 6.15 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE SEVEN
NOTEHOLDERS’ LISTS AND REPORTS
     Section 7.01 Issuer to Furnish Indenture Trustee Noteholder Names and Addresses. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.
     Section 7.02 Preservation of Information; Communications to Noteholders.
     (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
     (b) The Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders regarding their rights under this Indenture or under the Notes.
     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).
     Section 7.03 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each May 15, beginning with May 15, 20[___], the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of each such report, at the time of its mailing to the Noteholders, shall also be filed by the Indenture Trustee with the Commission.
ARTICLE EIGHT
ACCOUNTS, DISBURSEMENTS AND RELEASES
     Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Indenture Default under this Indenture and any right to proceed thereafter as provided in Article Five.
     Section 8.02 Accounts.
     (a) Pursuant to Section 5.01 of the Trust Agreement, there has been established and there shall be maintained an Eligible Account (initially at [                    ]) in the name of the Indenture Trustee until the Note Outstanding Amount is reduced to zero, and thereafter, in the name of the Owner Trustee, which is designated as the “Reserve Fund.” The Reserve Fund shall be held for the benefit of the Securityholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Securityholders. The Reserve Fund shall be under the sole dominion and control of the Indenture Trustee until the Note Outstanding Amount has been reduced to zero, and thereafter under the sole dominion and control of the Owner Trustee.
     (b) The Transferor shall, on or prior to the Closing Date, establish and maintain an Eligible Account in the name of the Indenture Trustee on behalf of the Noteholders, which shall be designated as the “Note Distribution Account.” The Note Distribution Account shall be held in trust for the benefit of the Noteholders. The Note Distribution Account shall be under the sole dominion and control of the Indenture Trustee.
     (c) [Upon receipt by the Issuer of a Swap Termination Payment, the Indenture Trustee shall establish and maintain an Eligible Account in the name of the Indenture Trustee on behalf of the Noteholders, which shall be designated the “Swap Termination Account”. The Swap Termination Account shall be held in trust for the benefit of the Noteholders. The Swap Termination Account shall be under the sole dominion and control of the Indenture Trustee.]
     (d) [The Indenture Trustee acknowledges that, pursuant to the provisions of the Swap Agreement, the Swap Counterparty may be required to post collateral with the Indenture Trustee to secure the Swap Counterparty’s obligations under the Swap Agreement. The Indenture Trustee shall establish and maintain an Eligible Account in the name of the Indenture Trustee on behalf of the Noteholders and the Swap Counterparty to hold such collateral if the Swap Counterparty is required to post collateral to secure the obligations under the Swap Agreement, which shall be designated the “Swap Collateral Account”. The Indenture Trustee further agrees to follow such written instructions relating to the administration of, and transfers from, such account, as may be delivered by (i) the Administrator or (ii) the Swap Counterparty, in each case subject to and in accordance with the terms of the Swap Agreement.]
     (e) All monies deposited from time to time in the Accounts pursuant to this Indenture or the Administration Agreement shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided. If any Account shall cease to be an Eligible

Account, the Indenture Trustee, until the Note Outstanding Amount has been reduced to zero, and thereafter with respect to the Reserve Fund, the Owner Trustee shall, as necessary, assist the Administrative Agent in causing each Account to be moved to an institution at which it shall be an Eligible Account.
     Section 8.03 Payment Date Certificate.
     (a) On the second Business Day preceding each Payment Date, prior to [___] [a.m.][p.m.], New York City time, the Issuer shall cause the Administrative Agent, to deliver to the Indenture Trustee, the Owner Trustee, [the Swap Counterparty] and each Paying Agent hereunder or under the Trust Agreement, a certificate (the “Payment Date Certificate”) including, among other things, the following information with respect to such Payment Date and the related Collection Period and Accrual Period:
     (i) SUBI Collections for such Collection Period;
     (ii) Available Funds, including amounts with respect to each item of the definition thereof;
     (iii) the amount of interest accrued during such Accrual Period on each Class of the Notes;
     (iv) the Class A-1 Note Balance, the Class A-2a Note Balance, the Class A-2b Note Balance and the Class B-1 Note Balance, the Note Outstanding Amount (as defined in the Trust Agreement), in each case on the day immediately preceding such Payment Date and immediately following distribution of the Note Distribution Amount on such Payment Date;
     (v) the aggregate amount of SUBI Collections deposited into the Note Distribution Account and the Certificate Distribution Account, respectively;
     (vi) (A) the amount on deposit in the Reserve Fund and the Reserve Fund Requirement, each as of the beginning and end of the related Collection Period and as of the previous Payment Date, (B) the Reserve Fund Deposit Amount, if any, (C) the Reserve Fund Draw Amount, if any, (D) the balance on deposit in the Reserve Fund on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (E) the change in such balance from the immediately preceding Payment Date;
     (vii) the Note Distribution Amount for each Class of Notes and the Certificate Distribution Amount and the portion thereof allocable to interest for each;
     (viii) the Quarterly Principal Distributable Amount, the Principal Distribution Amount, the Optimal Principal Distributable Amount and any Principal Carryover Shortfall for each Class of Notes;
     (ix) the Note Factor for each Class of Notes;

     (x) the aggregate amount of Residual Value Losses and Residual Value Surplus for such Collection Period;
     (xi) the amount of Special Event Purchases made during such Collection Period and the aggregate Securitization Value as of the Cutoff Date of all [___]-[_] Leases relating to Special Event Purchases made during the related calendar year or since the Closing Date;
     (xii) the amount of Sales Proceeds Advances and Financial Component Advances included in Available Funds;
     (xiii) any Payment Date Advance Reimbursement for such Accrual Period;
     (xiv) amounts released to the Transferor, as holder of the Trust Certificate;
     (xv) the Administration Fee for such Collection Period;
     (xvi) [the Swap Payments Outgoing, Swap Payments Incoming, Senior Swap Termination Payments and Subordinate Swap Termination Payments for such Payment Date;]
     (xvii) the related turn-in rates and the Residual Value realization rates for the [___]-[_] Leases and [___]-[_] Vehicles for such Collection Period;
     (xviii) the Record Date, the Interest Determination Date and the Accrual Period for the Notes;
     (xix) [the interest rate relating to the Payment Date for the Class A-2b Notes;]
     (xx) the pool characteristics as of the last day of such Collection Period;
     (xxi) delinquency and loss information for such Collection Period;
     (xxii) any material modifications, extensions or waivers to the terms of the [___]-[_] Leases; and
     (xxiii) any breaches of representations or warranties related to the [___]-[_] Leases or [___]-[_] Vehicles that are material to the Noteholders.
     Each amount set forth pursuant to clauses (iii), (iv), (vii), (viii) and (xiii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.
     (b) The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Payment Date Certificate delivered to the Indenture Trustee in accordance with this Section, and the Indenture Trustee shall be fully protected in relying upon such Payment Date Certificate.

     Section 8.04 Disbursement of Funds.
     (a) On each Payment Date, prior to [___] [a.m.][p.m.], New York City time, the Origination Trustee (acting through the Trust Agent) shall, in accordance with the related Payment Date Certificate and pursuant to the instructions of the Administrative Agent, transfer from the
[___]-[_] SUBI Collection Account all Securityholder Available Funds and apply such amount, in accordance with the following priorities:
     (i) [to the Swap Counterparty, Swap Payments Outgoing];
     (ii) to pay, sequentially, (x) concurrently (i) to the Note Distribution Account, interest accrued on the outstanding Class A-1, Class A-2a and Class A-2b Notes on that Payment Date at the applicable Interest Rate (and to the extent permitted under applicable law, overdue interest thereon at the applicable Overdue Interest Rate), pro rata, and [(ii) Senior Swap Termination Payments due under the Swap Agreement to the Swap Counterparty] and (y) to the Note Distribution Account, interest accrued on the outstanding Class B-1 Notes on that Payment Date at the applicable Interest Rate (and to the extent permitted under applicable law, overdue interest thereon at the Overdue Interest Rate);
     (iii) the Quarterly Principal Distributable Amount, to the Note Distribution Account, to be allocated to pay principal on the Notes in the following order:
(A)	to the Class A-1 Notes, until they are paid in full;

(B)	to the Class A-2a and Class A-2b Notes, pro rata based on the principal balances of the Class A-2a and Class A-2b Notes, until they are paid in full, and

(C)	to the Class B-1 Notes until they are paid in full;
     (iv) while any of the Notes remain outstanding and unless the maturity of the Notes has been accelerated following an Indenture Default, to the Reserve Fund, any remaining amounts to the extent necessary to meet the Reserve Fund Requirement;
     (v) [to the Swap Counterparty, any Subordinate Swap Termination Payments due under the Swap Agreement];
     (vi) to the Indenture Trustee and the Owner Trustee, any unpaid fees, expenses and indemnification, to the extent not previously paid by the Administrative Agent; and
     (vii) to the Certificate Distribution Account, any remaining amounts to pay the Trust Certificates.
     (b) On each Payment Date, after taking into account amounts to be distributed to Securityholders from the [___]-[_] SUBI Collection Account, the Administrative Agent will allocate the Reserve Fund Draw Amount, if any, reflected in the Payment Date Certificate, with respect to the related Collection Period and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority, prior to 11:00 a.m., New York City time:
     (i) [to the Swap Counterparty, Swap Payments Outgoing];
     (ii) to pay, sequentially, (x) concurrently (i) to the Note Distribution Account, interest accrued on the outstanding Class A-1, Class A-2a and Class A-2b Notes on that Payment Date at the applicable Interest Rate (and to the extent permitted under applicable law, overdue interest thereon at the applicable Overdue Interest Rate), pro rata, and [(ii) Senior Swap Termination Payments due under the Swap Agreement to the Swap Counterparty] and (y) to the Note Distribution Account, interest accrued on the outstanding Class B-1 Notes on that Payment Date at the applicable Interest Rate (and to the extent permitted under applicable law, overdue interest thereon at the Overdue Interest Rate);
     (iii) the remaining Quarterly Principal Distributable Amount, to the Note Distribution Account, to be allocated to pay principal on the notes in the following order:
(A)	to the Class A-1 Notes, until they are paid in full;

(B)	to the Class A-2a and Class A-2b Notes, pro rata based on the principal balances of the Class A-2a and Class A-2b Notes, until they are paid in full, and

(C)	to the Class B-1 Notes until they are paid in full;
     (iv) [to the Swap Counterparty, any Subordinate Swap Termination Payments due under the Swap Agreement]; and
     (v) to the Certificate Distribution Account, any remaining amounts to pay the Trust Certificates.
     (c) If on any Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Fund, the amount on deposit in the Reserve Fund exceeds the Reserve Fund Requirement, the Indenture Trustee shall distribute any such excess to the Trust Certificateholder. Upon any such distributions to the Trust Certificateholders, the Securityholders will have no further rights in, or claims to such amounts.
     (d) On each Payment Date or Redemption Date, from the amounts on deposit in the Note Distribution Account, the Indenture Trustee shall duly and punctually distribute payments of principal and interest on the Notes due and by check mailed to the Person whose name appears as the registered holder of a Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that the Note be submitted for notation of payment. Any reduction in the principal amount of any Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of any

Note issued upon the registration of transfer thereof or in exchange hereof or in lieu hereof, whether or not noted thereon. Amounts properly withheld under the Code by any Person from payment to any Noteholder of interest or principal shall be considered to have been paid by the Indenture Trustee to such Noteholder for purposes of this Indenture. If funds are expected to be available, pursuant to the notice delivered to the Indenture Trustee, for payment in full of the remaining unpaid principal amount of the Notes on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify each Person who was the registered holder of a Note as of the Record Date preceding the most recent Payment Date or Redemption Date by notice mailed within 30 days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
     (e) On each Payment Date, the Indenture Trustee shall include with each distribution an unaudited report (which may be or may be based upon the Payment Date Certificate prepared by the Administrative Agent) to each Person that was a Noteholder as of the close of business on the related Record Date (which shall be Cede as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein), and each Rating Agency setting forth the information provided by the Administrative Agent in the Payment Date Certificate provided to the Indenture Trustee pursuant to Section 8.03.
     Section 8.05 General Provisions Regarding Accounts.
     (a) For so long as no Default or Indenture Default shall have occurred and be continuing, all of the funds in the Reserve Fund shall be invested and reinvested by the Indenture Trustee, until the Note Outstanding Amount has been reduced to zero and thereafter by the Owner Trustee, at the direction of the Administrator in Permitted Investments as set forth in Section 4.02(a) of the Origination Trust Agreement, which mature no later than the Deposit Date succeeding the date of such investment, including those offered by the Indenture Trustee or an Affiliate thereof. No such investment shall be sold prior to maturity. Any investment earnings on the Reserve Fund will be taxable to the Transferor. On each Payment Date, net investment earnings on the Reserve Fund shall be deposited in the Reserve Fund.
     (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Reserve Fund resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Permitted Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
     (c) If (i) the Administrator shall have failed to give investment directions for any funds on deposit in the Reserve Fund to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Administrator and Indenture Trustee), on any Business Day or (ii) a Default or Indenture Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if the Notes shall have been declared due and payable following an Indenture Default, amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Permitted Investments as set forth in paragraph (vi) of the definition thereof.
     Section 8.06 Release of Trust Estate.
     (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
     (b) The Indenture Trustee shall, at such time as there are no Outstanding Notes and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. Such release shall include delivery to the Issuer or its designee of the [___]-[_] SUBI Certificate and delivery to the Securities Intermediary under the Control Agreement of a certificate evidencing the release of the lien of this Indenture and transfer of dominion and control over the Reserve Fund to the Owner Trustee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request.
     Section 8.07 [Swap Agreement Provisions]. The Issuer has entered into the Swap Agreement, in a form satisfactory to the Rating Agencies, to hedge the floating rate interest expense on the Class A-2b Notes. The Issuer may, from time to time, enter into one or more replacement Swap Agreements in the event that any Swap Agreement is terminated prior to its scheduled expiration pursuant to a Swap Event of Default or a Swap Termination Event. All Swap Payments Outgoing owed by the Issuer to the Swap Counterparty will rank senior to interest payments on the Notes.
     (a) The Indenture Trustee, in accordance with written instructions it receives from the Administrator, shall remit all Swap Payments Outgoing and any Swap Termination Payments payable to the Swap Counterparty, shall deposit all Swap Payments Incoming into the SUBI Collection Account and shall deposit any Swap Termination Payments payable by the Swap Counterparty and shall deposit any collateral posted under the Swap Agreement by the Swap Counterparty into a swap termination account and swap collateral account, respectively, it being understood that the Indenture Trustee has no obligation to monitor the Swap Agreement and payments thereunder and, in all cases, the Indenture Trustee may conclusively rely on the written instructions it receives from the Administrator to remit or collect funds under the Swap Agreement.
     (b) Upon the occurrence of (i) any Swap Event of Default arising from any action taken, or failure to act, by the Swap Counterparty, or (ii) any Swap Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party (as defined in the Swap Agreement), and upon notification of such Swap Event of Default or Swap Termination Event to the Indenture Trustee, the Indenture Trustee may and will, at the direction of the Holders of at least 66 2/3% of the Controlling Class, acting together as a single Class, designate a Swap Termination with respect to the Swap Agreement of two (2) Business Days after receipt of notice of such event. If a Swap Termination Event occurs as a result of the insolvency or bankruptcy of the Swap Counterparty, the Indenture Trustee will designate a Swap Termination of two (2) Business Days after receipt of notice of such event.
     (c) The Indenture Trustee may enter into any amendment of the Swap Agreement (A) to cure any ambiguity or mistake, (B) to correct any defective provisions or to correct or supplement any provision contained in the Swap Agreement which may be inconsistent with any other provision in the Swap Agreement or in this Indenture or (C) to add any other provisions with respect to matters or questions arising under the Swap Agreement; provided, in the case of any such amendment pursuant to this subclause (iii), that such amendment will not adversely affect in any material respect the interest of any Holder of the Notes or the Swap Counterparty. The amendment shall be deemed not to adversely affect in any material respect the interests of any Holder of the Notes if the Rating Agency Condition is satisfied.
     (d) At least five days before the effective date of any proposed amendment or supplement to the Swap Agreement, the Administrator shall provide the Rating Agencies with a copy of such amendment or supplement.
     (e) The Administrator shall notify the Swap Counterparty of any proposed amendment or supplement to any of the Basic Documents. If such proposed amendment or supplement would materially and adversely affect any of the Swap Counterparty’s rights or obligation under the Swap Agreement or modify the obligations of, or impair the ability of the Issuer to fully perform any of its obligations under the Swap Agreement, the Administrator shall obtain the consent of the Swap Counterparty prior to the adoption of such amendment of supplement, provided, the Swap Counterparty’s consent to any such amendment or supplement shall not be unreasonably withheld, and provided further, the Swap Counterparty’s consent will be deemed to have been given if the Swap Counterparty does not object in writing within ten Business Days of receipt of a written request for such consent.
     (f) Upon a Swap Termination, the Issuer may enter into a replacement swap agreement with a replacement swap counterparty or replacement swap counterparties in form and substance satisfactory to the Indenture Trustee and upon satisfaction of the Rating Agency Condition. Amounts may be withdrawn from the Swap Termination Account to fund any up-front payments that are owed to a replacement Swap Counterparty. To the extent that (i) the funds available in the Swap Termination Account exceed the cost of entering into a replacement swap agreement or (ii) the Issuer determines upon direction from the Administrator not to replace the Swap Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Swap Termination Account (other than funds used to pay the costs of entering into a replacement swap agreement, if applicable) shall be included in Available Funds and allocated in accordance with the priorities set forth in Section 8.04 on the following Payment Date.]

ARTICLE NINE
SUPPLEMENTAL INDENTURES
     Section 9.01 Supplemental Indentures Without Consent of Noteholders.
     (a) Without the consent of the Noteholders [or the Swap Counterparty], but with prior notice to the Owner Trustee and each Rating Agency and subject to the satisfaction of the Rating Agency Condition, the Issuer and the Indenture Trustee, when so requested by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:
     (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey or confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;
     (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;
     (iii) to add to the covenants of the Issuer for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer;
     (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
     (v) to cure any ambiguity, correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture that shall not be inconsistent with the provisions of this Indenture; provided that such other provisions shall not adversely affect the interests of the Noteholders [or the Swap Counterparty]; or
     (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes or to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six.
     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations as may be therein contained.
     (b) The Issuer and the Indenture Trustee, when requested by an Issuer Request, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner (other than the modifications set forth in Section

9.02, which require consent of the Holder of each Note affected thereby) the rights of the Noteholders under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Noteholder, (ii) the Rating Agency Condition shall have been satisfied with respect to such action and (iii) such action shall not, as evidenced by an Opinion of Counsel, (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the Issuer, the Transferor or the Origination Trust to be taxable as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.
     (c) [Notwithstanding the foregoing, no amendment under this Section 9.01 shall materially and adversely affect the rights or obligations of the Swap Counterparty under this Indenture unless the Swap Counterparty shall have consented in writing to such action (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent).]
     Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when requested by an Issuer Request, also may, with the consent of Noteholders holding not less than a majority of the aggregate Note Balance, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, [and the Swap Counterparty] enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture subject to the satisfaction of the Rating Agency Condition; [provided, however, that no such supplemental indenture shall materially and adversely affect the rights or obligations of the Swap Counterparty under this Indenture unless the Swap Counterparty shall have consented in writing to such supplemental indenture (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent);] and provided further that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:
     (a) change the Note Final Payment Date of or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
     (b) reduce the percentage of the Controlling Class or the aggregate Note Balance, as applicable, the consent of the Noteholders of which is required for any such supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Indenture Defaults hereunder and their consequences provided for in this Indenture;
     (c) modify or alter the provisions of the proviso to the definition of the term “Outstanding Notes”;
     (d) reduce the percentage of the Note Balance required to direct the Indenture Trustee to direct the Owner Trustee to sell the Trust Estate pursuant to Section 5.04, if the proceeds of such sale would be insufficient to pay the Note Outstanding Amount plus accrued but unpaid interest on the Notes;
     (e) modify any provision of this Section, except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;
     (f) reduce the percentage of the Note Balance required to modify this Indenture or any Basic Document;
     (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or
     (h) impair the right to institute suit for the enforcement of payment as provided in Section 5.07.
     Any such supplemental indenture shall be executed only upon delivery of an Opinion of Counsel to the same effect as in Section 9.01(b). The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon all Noteholders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.
     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to [the Swap Counterparty] and the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may but shall not be obligated to enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise.
     Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Owner Trustee and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.05 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
ARTICLE TEN
REDEMPTION OF NOTES
     Section 10.01 Redemption.
     (a) Pursuant to Section 11.18 of the Administration Agreement, the Administrative Agent shall be permitted at its option to purchase the [___]-[_] SUBI Certificate from the Trust on any Redemption Date relating to the exercise of an Optional Purchase. In connection with the exercise of an Optional Purchase, the Administrative Agent will deposit the Optional Purchase Price into the [___]-[_] SUBI Collection Account on the Deposit Date relating to the Redemption Date. In connection with an Optional Purchase, the Notes shall be redeemed on the Redemption Date in whole, but not in part, for the Redemption Price and thereupon the [___]-[_] SUBI Certificate shall be returned to or upon the order of the Transferor.
     (b) If the Administrative Agent exercises the Optional Purchase, on the Redemption Date, prior to 11:00 a.m., New York City time, the Origination Trustee (acting through the Trust Agent) shall transfer the Optional Purchase Price as part of Available Funds from the [___]-[_] SUBI Collection Account as follows: (i) [to the Swap Counterparty, all amounts payable to the

Swap Counterparty under the Swap Agreement,] and (ii) to the Note Distribution Account, the Redemption Price.
     (c) If the Notes are to be redeemed pursuant to this Section, the Administrator or the Issuer shall provide at least 45 days’ prior notice of the redemption of the Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee shall provide at least 30 days’ notice thereof to the Noteholders [and the Swap Counterparty].
     Section 10.02 Form of Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed to each holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date at such holder’s address appearing in the Note Register. In addition, the Administrator shall notify each Rating Agency [and the Swap Counterparty] upon the redemption of the Notes, pursuant to the Issuer Administration Agreement.
     All notices of redemption shall state:
(a)	the Redemption Date;

(b)	the Redemption Price;
     (c) the place where the Notes to be redeemed are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and
     (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note and that interest thereon shall cease to accrue from and after the Redemption Date.
     Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption (or any defect therein) to any Noteholder shall not impair or affect the validity of the redemption of any other Note.
     Section 10.03 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.02, become due and payable on the Redemption Date at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.
ARTICLE ELEVEN
MISCELLANEOUS
     Section 11.01 Compliance Certificates and Opinions.
     (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and each Rating Agency (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
     (b) In addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture:
     (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.
     (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause, is 10% or more of the Note Outstanding Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Outstanding Amount.

     (iii) Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
     (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities and of all other property, or securities (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the Officer’s Certificates required by clause (iii) above and this clause, equals 10% or more of the Note Outstanding Amount, but such Officer’s Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Outstanding Amount.
     (v) Notwithstanding Section 2.08 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.
     Section 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Administrator, the Transferor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Administrator, the Transferor or the Issuer, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any terms hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.
     Section 11.03 Acts of Noteholders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
     (c) The ownership of Notes shall be proved by the Note Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind the holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
     Section 11.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as follows: (i) if to the Issuer, c/o the Owner Trustee, at [                                           ], with a copy to the Administrator, at [                                         ]; (ii) if to the Indenture Trustee, at [                                          ]; (iii) if to Moody’s, to 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Telecopier No.: (212) 298-7139, Attention: ABS Monitoring Group; (iv) if to S&P, to 55 Water Street, New York, New York 10041, Telecopier No.: (212) 438-

2664, Attention: Asset Backed Surveillance Group; (v) if to Fitch, to Fitch Inc., One State Street Plaza, New York, New York 10004 (telecopier no. [___]), Attention: Asset Backed Monitoring Group; (vi) [to the Swap Counterparty at the address specified in the Swap Agreement] or (vii) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.
     Section 11.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
     Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Indenture Default.
     Section 11.06 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 11.07 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.
     Section 11.08 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 11.09 Benefits of Indenture. [The Swap Counterparty shall be a third-party beneficiary to the provisions of this Indenture expressly relating to it.] Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, [the Swap Counterparty] and the Noteholders (and, with respect to Section 8.04, the Trust Certificateholders), and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 11.10 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
     Section 11.11 Governing Law. This Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     Section 11.12 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 11.13 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer accompanied by an Opinion of Counsel (who may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
     Section 11.14 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, [the Swap Counterparty] or the Indenture Trustee on [the Swap Agreement or] the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Trust Certificateholder, (iii) any owner of a beneficial interest in the Issuer or (iv) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any Trust Certificateholder, the Owner Trustee or the Indenture Trustee of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Ten of the Trust Agreement.
     Section 11.15 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note or in the case of a Note Owner, a beneficial interest in a Note, hereby covenant and agree that prior to the date that is one year and one day after the date upon which all obligations and payments under the Basic Documents have been paid in full, they will not (and, to the fullest extent permitted by applicable law, the Indenture Trustee shall not have the power to) institute against, or join in any institution against the UTI Beneficiaries, the Origination Trustee, the Origination Trust, the Transferor, the Issuer, any other Affiliate or any beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.
     Section 11.16 No Recourse. Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity or any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     Section 11.17 Inspection. The Issuer agrees that on reasonable prior notice it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information, except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
     Section 11.18 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by [                                         ] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [                                         ] in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Ten of the Trust Agreement. Notwithstanding anything herein to the contrary, Section 2.07 of the Trust Agreement shall remain in full force and effect.

     Section 11.19 TIA Incorporation and Conflicts. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

RYDER VEHICLE LEASE TRUST [____]-[_]

By:	[ ],
as Owner Trustee

By:
Name:
Title:

[ ],
as Indenture Trustee

By:

Name:
Title:
     Receipt of this original counterpart of this Agreement is hereby acknowledged on this ___day of [                                         ].

RTRT, INC.,
as Origination Trustee

By:
Name:
Title:

SCHEDULE I
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
     In addition to the representations, warranties and covenants contained in this Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:
     (1) The Issuer owns and has good and marketable title to the Collateral free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Liens attaches is not impaired during the pendency of such proceeding.
     (2) The Issuer has received all consents and approvals to the grant of the security interest in the Collateral hereunder to the Indenture Trustee required by the terms of the Collateral that constitutes instruments or payment intangibles.
     (3) The Issuer has received all consents and approvals required by the terms of the Collateral that constitutes securities entitlements, certificated securities or uncertificated securities to the transfer to the Indenture Trustee of its interest and rights in the Collateral hereunder.
     (4) The Issuer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.
     (5) With respect to Collateral that constitutes an instrument or tangible chattel paper, either:
a.	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

b.	Such instruments or tangible chattel paper are in the possession of a custodian and the Indenture Trustee has received a written acknowledgment from such custodian that such custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

SCHEDULE I-1

c.	A custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Indenture Trustee.
     (6) With respect to the Accounts and all subaccounts thereof that constitute deposit accounts, either:
a.	The Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the Accounts without further consent by the Issuer; or

b.	The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Accounts.
     (7) With respect to Collateral or Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:
a.	The Issuer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral to the Indenture Trustee; or

b.	The Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Accounts without further consent by the Issuer; or

c.	The Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in the Accounts.
     (8) With respect to Collateral that constitutes certificated securities (other than securities entitlements), all original executed copies of each security certificate that constitutes or evidences the Collateral have been delivered to the Indenture Trustee, and each such security certificate either (i) is in bearer form, (ii) has been indorsed by an effective indorsement to the Indenture Trustee or in blank, or (iii) has been registered in the name of the Indenture Trustee. Other than the transfer of the [___]-[_] SUBI Certificate from the UTI Beneficiary to the Transferor under the SUBI Certificate Transfer Agreement, the transfer of the [___]-[_] SUBI Certificate from the Transferor to the Issuer under the Issuer SUBI Certificate Transfer Agreement and the security interest in the Collateral granted to the Indenture Trustee pursuant to the Indenture, none of the UTI Beneficiary, the Transferor or the Issuer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral or the Accounts

SCHEDULE I-2

or any subaccounts thereof. The Issuer has not authorized the filing of, or is aware of any financing statements against the Issuer that include a description of collateral covering the Collateral or the Accounts or any subaccount thereof other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.
     (9) None of the instruments, certificated securities or tangible chattel paper that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.
     (10) Neither the Accounts nor any subaccounts thereof are in the name of any person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any Account to comply with entitlement orders of any person other than the Indenture Trustee.
     As used in this Schedule I, “Collateral” has the meaning set forth in the Granting Clause of the Indenture.

SCHEDULE I-3

EXHIBIT A
FORM OF NOTE
SEE REVERSE FOR CERTAIN DEFINITIONS
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
     TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.
     THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES AS DEBT SOLELY OF THE ISSUER FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES.
RYDER VEHICLE LEASE TRUST [____]-[_]
[___]% ASSET BACKED NOTE, CLASS [A-1] [A-2a] [A-2b] [B-1]

REGISTERED	$
No. R-___	CUSIP NO.
     Ryder Vehicle Lease Trust [___]-[_], a business trust organized and existing under the laws of the State of Delaware (including any permitted successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                                               Dollars ($                     ) in quarterly installments on [February 15, May 15, August 15 and November 15] of each year, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on [                    ] (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A-2a] [A-2b] [B-1] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date or if no interest has yet been paid, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent described below; provided, however, that the entire Class [A-1] [A-2a] [A-2b] [B-1] Note Balance shall be due and payable on the earlier of [                                         ] (the “Note Final Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer as of the date set forth below.

Dated: , 20[__]	RYDER VEHICLE LEASE TRUST [____]-[_],

	By:	[ ; ]
as Owner Trustee

By:
Name:
Title:
INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: , 20[__]	[ ; ],
as Indenture Trustee

By:
Name:
Title:

[REVERSE OF NOTE]
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its “___% Asset Backed Notes, Class [A-1] [A-2a] [A-2b] [B-1]” (herein called the “Notes”) issued under an Indenture, dated as of [                    ] (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and [                                         ], as trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.
     The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes and the Class B-1 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. However, to the extent provided in the Indenture, each Class will receive principal payment sequentially so no principal payments shall be made in respect of the Class A-2a Notes and Class A-2b Notes until the Class A-1 Notes have been paid in full, no principal payments shall be made in respect of the Class B-1 Notes until the Class A-2 Notes have been paid in full.
     Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Note Final Payment Date and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Notes shall be due and payable following the occurrence and continuance of an Indenture Default, as described in the Indenture. In such an event, principal payments on the Class A-1 Notes shall be made first, then principal payments on the Class A-2a Notes and Class A-2b Notes shall be made pro rata and then principal payments on the Class B-1 Notes shall be made.
     Payments of principal and interest on this Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of The Depository Trust Company (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within five days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.
     As provided in the Indenture, the Transferor will be permitted at its option to purchase the interest in the [___]-[_] SUBI evidenced by the [___]-[_] SUBI Certificate from the Trust on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the aggregate Securitization Value is less than or equal to 10% of the aggregate Securitization Value as of the Cutoff Date. The purchase price for the [___]-[_] SUBI Certificate shall equal the unpaid principal balances of the Notes, together with accrued interest thereon to the Redemption Date and certain other amounts (the “Optional Purchase Price”), which amount shall be deposited by the Transferor into the [___]-[_] SUBI Collection Account on the Deposit Date relating to the Payment Date fixed for redemption. In connection with an Optional Purchase, the Notes will be redeemed on such Payment Date in whole, but not in part, for the Redemption Price.
     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     The Notes represent obligations of the Issuer only and do not represent interests in, recourse to or obligations of the Transferor, the UTI Beneficiaries or any of their respective Affiliates.
     Each Noteholder, or in the case of a Note Owner, by acceptance of a Note, in the case of a Note Owner, a beneficial interest in the Note, hereby covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations and payments under the Basic Documents have been paid in full, they will not institute against, or join in any institution against the UTI Beneficiaries, the Origination Trustee, the Origination Trust, the Transferor, the Issuer, any other Affiliate or any beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any of the Basic Documents.
     Prior to the due presentment for registration of transfer of this Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of Noteholders representing not less than a majority of the aggregate Note Balance. The Indenture also contains provisions permitting Noteholders representing specified percentages of the Controlling Class, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.
     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
     No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.

ASSIGNMENT
     Social Security or taxpayer I.D. or other identifying number of assignee:

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:[1]

Signature Guaranteed:

[1]	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B
FORM OF DEPOSITORY AGREEMENT
[TO BE PROVIDED FOR EACH TAKEDOWN]

B-1

EXHIBIT C
SERVICING CRITERIA TO BE ADDRESSED IN THE INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)
Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Reference	Criteria
Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivables documents.

1122(d)(4)(ii)	Receivables and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)
Payments on receivables, including any payoffs, made in accordance with the related receivables documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivables documents.

1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivables with variable rates are computed based on the related receivables documents.

Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivables documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivables documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivables, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

By:
Name:
Title:

EXHIBIT D
FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION
RE: Ryder Vehicle Lease Trust [___]-[_]
     [                    ], not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Ryder Funding II LP (the “Transferor”), and its officers, with the knowledge and intent that they will rely upon this certification, that:
     (1) It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB (the “Servicing Assessment”) that was delivered by the Indenture Trustee to the Administrator pursuant to the Indenture, dated as of [                    ], by and between the Indenture Trustee and Ryder Vehicle Lease Trust [___]-[_];
     (2) To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information; and
     (3) To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Agreement has been provided to the Administrator.

[ ], not in its individual capacity but solely as Indenture Trustee

By:
By:

Name:
Title:
Date:

D-1